Exhibit 10.6

BICYCLE THERAPEUTICS PLC

RULES OF

THE BICYCLE THERAPEUTICS SHARE OPTION PLAN

5 Chancery Lane

Clifford’s Inn

London EC4A 1BL

DX 182 Chancery Lane

Tel: +44 (0)20 7074 8000

CONTENTS

1	DEFINITIONS AND INTERPRETATION	3

2	GRANT OF OPTIONS	5

3	NON-TRANSFERABILITY	7

4	PERFORMANCE CONDITIONS	7

5	PLAN LIMITS	7

6	VESTING, EXERCISE AND LAPSE OF OPTIONS	8

7	MANNER OF EXERCISE	9

8	SHARE SETTLEMENT OF OPTION EXERCISE	9

9	TAX LIABILITIES	10

10	CORPORATE EVENTS	11

11	OPTION ROLLOVER	12

12	VARIATION OF SHARE CAPITAL	12

13	AMENDMENT	13

14	RELATIONSHIP WITH CONTRACT OF EMPLOYMENT AND EXCLUSION OF LIABILITY	13

15	ADMINISTRATION	13

16	THIRD PARTY RIGHTS	14

17	GOVERNING LAW AND JURISDICTION	14

RULES OF THE BICYCLE THERAPEUTICS SHARE OPTION PLAN

1                                         DEFINITIONS AND INTERPRETATION

Definitions

1.1                               The following definitions shall apply for the purposes of this Plan:

“Cessation Date”

in relation to an Optionholder who is an Employee means the date notice of termination of his employment is given by or to him unless the Compensation Committee in their absolute discretion determines a later date, not being later than the statutory or contractual expiry date of the applicable notice period;

“Change of Control”

as defined in Rule 10.1;

“Code”

the U.S. Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations;

“Company”

Bicycle Therapeutics Plc registered in England with number 11036004;

“Compensation Committee”

the committee of the board of the Company constituted for the purpose of, amongst other matters, discharging the board of the Company’s responsibility relating to compensation of the Company’s directors and executives, save that in the event such committee has not been constituted, the board of the Company;

“Consultant”

an individual who provides consultancy services to a Group Company (which, for the avoidance of doubt, shall include any person who is: (a) directly engaged by a Group Company; and (b) employed by a third party to work in the provision of services to a Group Company on behalf of such third party who is engaged by a Group Company to provide such services);

“Control”

the meaning in section 995 of the Income Tax Act 2007;

“Corporate Event”

an event within Rule 10;

“Date of Grant”

the date on which an Option is granted under this Plan;

“Eligible Person”

an Employee or Consultant;

“Employee”

an Eligible Person who is or was a director, secretary or employee of a Group Company;

“Employer Company”

in the case of an Optionholder who is an Employee, the Optionholder’s employer or former employer as applicable;

“Exercise Price”

the price determined in accordance with Rule 2.4 at which each Share subject to an Option may be acquired on the exercise of that Option:

“Financial Year”

the accounting reference period (as defined by the Companies Act 2006) of the Company;

“Fully Diluted Share Capital”

at the relevant time, the aggregate of: (a) the number of Shares in issue; and (b) the number of additional Shares which would be issued assuming the allotment and issue of the number of Shares in the Option Pool (whether or not on their terms the securities are actually convertible into Ordinary Shares at such time) only to the extent that such Shares are not already included in part (a) of this definition;

“Good Leaver”

ceasing to be an Employee or Consultant for one of the reasons in Rule 6.3;

“Group”

the Company, any company which is the Company’s subsidiary, its holding company or a subsidiary of its holding company (as “subsidiary” and “holding company” are defined in section 1159 of the UK Companies Act 2006) and “Group Company” shall be construed accordingly;

“HMRC”

Her Majesty’s Revenue & Customs;

“Incentive Stock Option”

any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code;

“Market Value”

the market value of the shares subject to an Option determined in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992; provided, however, that the Market Value for an Option granted to a U.S. Eligible Person shall be the closing market price on the Nasdaq Global Market (or such other market on which the Company’s Shares are then principally listed) of one Share on the effective date of grant, or if no closing price is reported for such date, the closing price on the next immediately following date for which a closing price is reported;

“Non-Qualified Stock Option”

any Option that is not an Incentive Stock Option;

“Normal Vesting Date”

the date specified in Rule 6.1 on which an Option may normally first be exercised;

“Option”

a right to acquire Shares granted under the Plan;

“Option Certificate”

a certificate setting out the terms of an Option issued in accordance with Rule 2.4;

“Option Pool”

the pool of Shares: (a) over which options have or may be granted to Eligible Persons under this Plan or any other plan; and (b) allotted and issued to Eligible Persons under any other arrangement;

“Optionholder”

an Eligible Employee who has been granted an Option under this Plan (including his personal representatives or beneficiaries in the event of his death):

“Performance Condition”

any objective condition(s) imposed in accordance with Rule 4.1 or any amended condition(s) substituted in accordance with Rule 4.2.

“Plan”

the Bicycle Therapeutics Share Option Plan constituted and governed by these Rules as amended from time to time;

“Scheme of Arrangement”

as defined in Rule 10.2;

“Shares”

ordinary shares in the Company;

“Ten Percent Owner”

an employee that resides in the US who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of shares of the Company or any parent or subsidiary corporation;

“U.S.”

United States of America; and

“Vest”

subject to Rule 6.4 (lapse of options), the extent to which an Option becomes capable of exercise on the first to occur of:

(a)                                 the Normal Vesting Date;

(b)                                 the date of the Optionholder’s death or the Cessation date of his employment within, or provision of consultancy services to, the Group as a Good Leaver; and

(c)                                  a Corporate Event,

and “Vested” and “Unvested” shall be construed accordingly.

Interpretation

1.2                               Headings are for reference purposes only and shall not affect the construction of these Rules.

1.3                               References to any statutory provision are to that provision as amended, previously enacted, re-enacted or consolidated.

1.4                               Where the context permits words in the singular shall include the plural and the masculine shall include the feminine and vice versa.

2                                         GRANT OF OPTIONS

Type of option

2.1                               The Company may grant Options to any Eligible Employee it chooses provided that Incentive Stock Options may be granted only to Employees of the Company or any subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

When options may normally be granted

2.2                               The Company may grant Options to any Eligible Employee it chooses:

(a)                                 during the period of 42 days after the date the Plan is adopted by the Company; and

(b)                                 at any other time the Compensation Committee decides that exceptional circumstances have arisen which justify the grant of Options.

When options may be granted

2.3                               Options may be granted to any Eligible Person the Company chooses:

(a)                                 at any time when that grant would not be prohibited by, or in breach of:

(i)                                     any law;

(ii)                                  any other regulation with the force of law; or

(iii)                               the rules of any investment exchange on which Shares are listed or traded, or any other non-statutory rule that binds the Company or with which the Compensation Committee has resolved to comply; and

(b)                                 before the tenth anniversary of the Adoption Date.

Exercise price

2.4                               Subject to Rule 12 (variation of share capital), the Exercise Price per Share may not be less than the higher of:

(a)                                 if Shares are to be newly issued to satisfy the exercise of Options, the nominal value of a Share; and

(b)                                 the Market Value of a Share on the Date of Grant.

In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Market Value on the grant date.

Option certificates

2.5                               An Option shall be granted by the Company executing an Option Certificate as a deed in a form approved by the Compensation Committee. Each Option Certificate shall state:

(a)                                 the Date of Grant of the Option;

(b)                                 the number and class of the Shares subject to the Option;

(c)                                  the Exercise Price;

(d)                                 the Normal Vesting Date;

(e)                                  any applicable Performance Conditions imposed in accordance with Rule 4.1;

(f)                                   the date when the Option will lapse (being not be later than the tenth anniversary of the Date of Grant);

(g)                                  the date on which the Option was granted; and

(h)                                 if the Compensation Committee so determines, such obligations on the part of the Optionholder as shall be deemed necessary to comply with any tax or securities laws or other regulatory issues in any jurisdiction which may apply to the Company, any other Group Company, the Optionholder or any other person.

2.6                               The Option Certificate is subject to the terms and conditions of this Plan.

3                                         NON-TRANSFERABILITY

Other than where Options are transferred or assigned to an Optionholder’s personal representatives or beneficiary in the event of the Optionholder’s death or pursuant to a domestic relations order, Options may not be transferred, assigned, pledged or charged and any purported transfer, assignment, pledge or charge shall cause the Option to lapse immediately.  Each Option Certificate shall carry a statement to this effect.

4                                         PERFORMANCE CONDITIONS

Imposition of performance conditions

4.1                               The exercise of an Option may be conditional upon the satisfaction of one or more objective Performance Condition(s) imposed by the Compensation Committee at the Date of Grant and specified in the Option Certificate.

Variation and waiver of performance conditions

4.2                               If, after the Compensation Committee has determined any objective Performance Condition(s) to be satisfied pursuant to this Rule, events occur which cause the Compensation Committee to consider that any of the existing Condition(s) has become unfair or impractical, they may in their absolute discretion amend, relax or waive such Condition.

Notification to Optionholders

4.3                               The Compensation Committee shall notify all relevant Optionholders in writing of any amendment, relaxation or waiver of existing targets or conditions made pursuant to Rule 4.2.

5                                         PLAN LIMITS

5.1                               The number of Shares in the Option Pool at the Adoption Date shall be 10% of the Fully Diluted Share Capital, subject to adjustment per Section 12.

5.2                               Thereafter, on the first day of each new Financial Year following the Adoption Date , until such time as the Compensation Committee otherwise determines, the number of Shares in the Option Pool shall be cumulatively increased by 4% of the number of Shares outstanding as of the day prior to the first day of the applicable new Financial Year (or such lesser amount as determined by the Board) (the “Annual Increase”).

Inclusion of treasury shares

5.3                               For the purposes of this Rule, any Shares which are treasury shares within sections 724 - 732 of the Companies Act 2006 shall be treated as though they were unissued Shares.

Exclusion of certain Shares

5.4                               For the purposes of this Rule any Shares which are not treasury shares within Rule 5.2 and:

(a)                                 which are already in issue when any option or other right is granted over them; or

(b)                                 which were comprised in any option or other right to the extent that it has lapsed or been surrendered,

shall be disregarded.

ISO Limitation

5.5                               Subject to such overall limitations set forth above, no more than 2,470,583 Shares may be issued in the form of Incentive Stock Options, increased on the first day of each new Financial Year following the Adoption Date, by the lesser of 430,000 Shares or the Annual Increase.

5.6                               Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Market Value (determined as of the time of grant) of the shares with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an Optionholder during any calendar year shall not exceed U.S. $100,000.  To the extent that any Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

6                                         VESTING, EXERCISE AND LAPSE OF OPTIONS

Vesting of options

6.1                               Save as provided in Rules 6.2 (death of the Optionholder), 6.3 (cessation of employment or consultancy as a good leaver), 6.4 (lapse of options) and 10 (corporate events), unless the Compensation Committee determines otherwise, Options shall Vest in equal tranches of 1/36th at the end of each calendar month following the Date of Grant and may only be exercised after the later of:

(a)                                 the third anniversary of the Date of Grant (the “Normal Vesting Date”); and

(b)                                 the date on which any applicable Performance Condition(s) have been satisfied or waived in accordance with Rule 4.2.

Death of an Optionholder

6.2                               Save as provided in Rule 6.4 (lapse of options), if an Optionholder dies whilst he is employed within the Group or while time is running under Rule 6.3 (cessation of employment or consultancy as a good leaver) his personal representatives may exercise his Option at any time within the period of 12 months after the date of his death to the extent it had Vested, and any applicable Performance Condition(s) had been satisfied, at that date.

Cessation of employment or consultancy as a good leaver

6.3                               Save as provided in Rule 6. 4 (lapse of options), if an Optionholder who is an Employee ceases to be employed within, or an Optionholder who is a Consultant ceases to provide consultancy services to, the Group:

(a)                                 by reason of illness, injury or disability (evidenced to the satisfaction of the Compensation Committee);

(b)                                 in the case of an Employee, by reason of redundancy within the meaning of the Employment Rights Act 1996;

(c)                                  by reason that the only company, undertaking or part-undertaking within the Group by which he is employed or to which he provides consultancy services ceases to be a member of, or is transferred outside, the Group; or

(d)                                 for any other reason which the Compensation Committee considers justifies his treatment as a Good Leaver,

he may exercise his Option within the period of three months after the Cessation Date (or such longer period as the Compensation Committee may decide) to the extent it had Vested, and any applicable Performance Condition(s) had been satisfied, on that Date. For the avoidance of doubt, any portion of his Option that is Unvested as of the Cessation Date shall lapse.

Lapse of options

6.4                               Options shall lapse on the earliest of the following events:

(a)                                 the expiry of the period allowed for the satisfaction of any Performance Condition(s) without such Condition(s) being satisfied;

(b)                                 the expiry of the applicable periods in Rule 6.2 (death of the Optionholder) and Rule 6.3 (cessation of employment or consultancy as a good leaver) but if an Optionholder dies while time is running under Rule 6.3 the Option shall not lapse until the expiry of the period in Rule 6.2;

(c)                                  the Cessation Date of the Optionholder’s employment within, or the provision of consultancy services to, the Group for any reason whatsoever (including wrongful or unfair dismissal in the case of an Optionholder who is an Employee) other than those specified in Rule 6.2 (death of Optionholder) and Rule 6.3 (cessation of employment or consultancy as a good leaver);

(d)                                 save as provided in Rule 11 (option rollover), the expiry of the applicable period in Rule 10 (corporate events);

(e)                                  the expiry of the applicable period in Rule 11 (option rollover);

(f)                                   the date on which the Optionholder becomes bankrupt or does or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option.; and

(g)                                  the tenth anniversary of the Date of Grant (provided that, in the case of an Incentive Stock Option granted to a Ten Percent Owner, such Incentive Stock Option shall lapse on the fifth anniversary of the Date of Grant).

7                                         MANNER OF EXERCISE

7.1                               Provided it would not then be in breach of any applicable restriction (including, without limitation, the U.S. Sarbanes-Oxley Act of 2002), a Vested Option may be exercised in whole or in part by the Optionholder giving a notice of exercise in such manner as the Company may from time to time determine, including electronically.  The notice of exercise shall be accompanied by:

(a)                                          a remittance in cleared funds for the aggregate Exercise Price;

(b)                                          irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Exercise Price; or

(c)                                           an application for bridging finance to exercise the Option, in such form as the Company may prescribe.

7.2                               The Company shall allot or procure the transfer of Shares pursuant to a notice of exercise within 30 days of the date of exercise. Except for any rights determined by reference to a date preceding the date of allotment, any new Shares allotted shall rank pari passu with the other shares of the same class in issue at that date of allotment.

7.3                               For so long as the Shares are admitted to trading on Nasdaq or any other investment exchange the Company will apply for admission or listing (as the case may be) of any new Shares issued as soon as is practicable after their allotment.

8                                         SHARE SETTLEMENT OF OPTION EXERCISE

Notwithstanding any other provision of this Plan, the Company may agree with an Optionholder that he will undertake a share-settled exercise in respect of any Option that is not an Incentive Stock Option held by him whereby, subject to Rule 9 (tax liabilities), on exercise of the Option:

(a)                                 no Exercise Price is paid; and

(b)                                 the Optionholder is given free of charge, a number of Shares calculated in accordance with the following formula:

S = N x (MV – EP) ÷ MV

where:

S = the number of Shares to be delivered to the Optionholder, rounded down to the nearest whole Share

N = the total number of Shares in respect of which the Option is being exercised

MV = the Market Value of a Share at the date of exercise

EP= the Option Exercise Price payable per Share.

9                                         TAX LIABILITIES

9.1                               For the purposes of this Rule “Tax” means all UK income tax and primary class 1 (employee) and (to the extent the Compensation Committee decides that it shall be borne by the relevant Optionholder), secondary class 1 (employer) National Insurance Contributions, and their equivalent in any other jurisdiction including the U.S., which may properly be borne by Optionholders by reason of the grant, vesting and/or exercise of options or otherwise as a consequence, directly or indirectly, of being an Optionholder.

9.2                               Any Group Company or other person which is liable to account for Tax may withhold the appropriate amount of Tax from the Optionholder’s remuneration or make such other arrangements as it considers necessary (including the sale of Shares on behalf of an Optionholder) to finance the amounts due.  The amount to be withheld may if necessary be estimated provided that if a subsequent adjustment is required it is made as soon as practicable after the amount has been definitively determined.

9.3                               With respect to any Optionholder that resides in the U.S., subject to approval by the Compensation Committee, an Optionholder may elect to have the Group Company’s required tax withholding obligation satisfied, in whole or in part, by authorising the Group Company to withhold from the Shares to be issued pursuant to an Option a number of shares with an aggregate Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment.  The Compensation Committee may also require Options to be subject to mandatory share withholding up to the required withholding amount.  For purposes of share withholding, the Market Value of withheld shares shall be determined in the same manner as the value of Shares includible in income of the Optionholder.  The required tax withholding obligation may also be satisfied, in whole or in part, by an arrangement whereby a certain number of Shares issued pursuant to the Option are immediately sold and proceeds from such sale are remitted to the Group Company in an amount that would satisfy the withholding amount due.

9.4                               If the Company or any other person is liable to account for UK secondary Class 1 national insurance contributions (“Employers’ NICs”) in the UK by virtue of the exercise of an Option the Compensation Committee may make it a condition of the exercise of the Option that the Optionholder either:

(a)                                 meets such liability to pay Employers’ NICs; or

(b)                                 enters into an election to transfer the liability for Employers’ NICs to the Optionholder in a form approved by HMRC,

and enters into such arrangements as may be approved by HMRC in order to ensure that the Employers’ NICs liability can be met.

9.5                               The Compensation Committee may make it a condition of the exercise of an Option that the Optionholder enters into:

(a)                                 a joint election under section 431 of the UK Income Tax (Earnings and Pensions) Act 2003 to disregard any restrictions for the purposes of any income tax and primary Class 1 national insurance contributions which may arise as the consequence of the exercise of the Option and to disapply section 425 of that Act; or

(b)                                 a similar election in any other jurisdiction.

9.6                               If the Compensation Committee so determines, Optionholders may be offered the opportunity to make other funding arrangements satisfactory to the relevant Group Company or other person in relation to the Tax liability.

9.7                               By accepting an Option an Optionholder agrees to indemnify any Group Company and any other person against any Tax liability if and to the extent it is not discharged in accordance with this Rule.

10                                  CORPORATE EVENTS

Change of control

10.1                        Save as provided in Rules 8 (share settlement of option exercise) and 11 (option rollover), if any person (or group of persons acting in concert (as “acting in concert” is defined in The City Code on Takeovers and Mergers) obtains Control of the Company as a result of making a general offer to acquire either:

(a)                                 the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

(b)                                 all the shares in the Company which are of the same class as the Plan Shares,

(a “Change of Control”) all Unvested Options shall lapse unless and to the extent the Compensation Committee determines otherwise and Vested Options may, subject to Rule 10.3 (squeeze-out and sell-out) be exercised on the same day as, and immediately prior to, the Change of Control becoming effective or within such period not exceeding 6 months afterwards as the Compensation Committee shall determine, and any Vested Options not exercised within such period shall lapse.

Scheme of arrangement

10.2                        Save as provided in Rules 8 (share settlement of option exercise) and 11 (option rollover), if under section 899 of the Companies Act 2006 the Court sanctions a compromise or arrangement proposed for the purposes of, or in connection with, a scheme for the reconstruction of the Company or its amalgamation with any other company or companies (a “Scheme of Arrangement”), all Unvested Options shall lapse unless and to the extent the Compensation Committee determines otherwise and Vested Options may be exercised on the same day as, and immediately prior to, the Court sanctioning the compromise or arrangement or within such period not exceeding 6 months afterwards as the Compensation Committee shall determine.

Squeeze-out and sell-out

10.3                        Save as provided in Rules 8 (share settlement of option exercise) and 11 (option rollover), if any person (or group of persons acting in concert) becomes bound or entitled to acquire shares in the Company under sections 974 to 979 of the Companies Act 2006 (“squeeze-out”

and “sell-out”) all Unvested Options shall lapse unless and to the extent the Compensation Committee determines otherwise and Vested Options may be exercised at any time when that person remains so bound or entitled.

Winding-up

10.4                        If notice is given of a general meeting at which a resolution will be proposed for the voluntary winding-up of the Company (except for the purposes of a Scheme of Arrangement) all Unvested Options shall lapse unless and to the extent the Compensation Committee determines otherwise and Vested Options may be exercised conditionally on the resolution being passed at any time between the notice of the resolution being given and the resolution being passed or defeated.

11                                  OPTION ROLLOVER

11.1                        This Rule applies if there is a Corporate Event and an Optionholder is offered a new option (the “New Option”) in exchange for the original Option (the “Old Option”) and the New Option is equivalent to the Old Option.  For the purposes of this Rule a New Option is equivalent to an Old Option if:

(a)                                          it is exercisable in the same manner as the Old Option and subject to the provisions of this Plan as they had effect immediately before the exchange;

(b)                                          the total market value of the Shares subject to the Old Option immediately before the exchange equals, as far as is reasonably practicable, the total market value of the shares or securities subject to the New Option immediately after the exchange; and

(c)                                           the total amount payable to exercise the New Option is equal to the total amount payable to exercise the Old Option.

11.2                        If there is a Change of Control or Scheme of Arrangement such that Shares are exchanged for shares or securities in another company and the persons who will own the shares in that other company will be the same, or substantially the same, as the persons who owned the Shares immediately before that Change of Control or Scheme of Arrangement and the Optionholder is offered a New Option which is equivalent to the Old Option, the Old Option shall not become exercisable in accordance with whichever is applicable of Rules 10.1 and 10.2 and shall lapse if and to the extent the Optionholder does not accept the offer of the New Option within one month of the offer date.

11.3                        Where any New Options are granted pursuant to this Rule, references to “Options” shall be construed as references to the New Options for which they have been exchanged.

11.4                        Where any New Options are granted pursuant to this Rule, such exchange shall be done in compliance with the Code with respect to Optionholders that reside in the U.S.

12                                  VARIATION OF SHARE CAPITAL

12.1                        In the event of any variation in the share capital of the Company by way of capitalisation or rights issue, consolidation, subdivision or reduction or otherwise, the number and kind of Shares subject to any Option and the Exercise Price for each of those Shares shall be adjusted in such manner as the Compensation Committee shall determine to be fair and reasonable.

12.2                        The Company will take such steps as are considered necessary to notify Optionholders of any adjustments made under this Rule and may call in, endorse, issue or re-issue any certificate as a result of that adjustment.

13                                  AMENDMENT

13.1                        Subject to Rule 13.2, the Compensation Committee may from time to time amend these Rules provided that no amendment to the advantage of Eligible Employees and Optionholders may be made to the provisions relating to:

(a)                                 the persons to whom Options may be granted;

(b)                                 the limit on the number of Shares in respect of which Options may be granted; and

(c)                                  this Rule,

without the prior approval of the Company’s shareholders in general meeting except for minor amendments which the Compensation Committee considers necessary or desirable in order to benefit the administration of the Plan, take account of any changes to the applicable legislation in any country or territory or to obtain or maintain favourable tax, exchange control or regulatory treatment for Optionholders or any Group Company. The Compensation Committee are specifically authorized to exercise their discretion to reduce the exercise price of outstanding Options or effect the repricing of such Options through cancellation and re-grants.

13.2                        The Compensation Committee may not make any amendment which would abrogate or adversely affect the subsisting rights of Optionholders unless it is made:

(a)                                 with the written consent of the number of Optionholders who hold Options to acquire 75% of the Shares which would be issued or transferred if all Subsisting Options were exercised; or

(b)                                 by a resolution of a meeting of Optionholders passed by not less than 75% of the Optionholders who attend and vote either in person or by proxy.

14                                  RELATIONSHIP WITH CONTRACT OF EMPLOYMENT OR FOR PROVISION OF CONSULTANCY SERVICES AND EXCLUSION OF LIABILITY

Notwithstanding any other provision of this Plan:

(a)                                 nothing in this Plan or in any Eligible Person’s contract of employment or contract for the provision of consultancy serves shall be construed as giving any Eligible Person a right to be granted an Option under this Plan;

(b)                                 an Eligible Employee or Optionholder shall not be entitled, and by accepting an Option granted under this Plan he shall be deemed to have waived any possible entitlement, to any compensation or loss he may suffer as a result of the exercise by the Compensation Committee of any discretion given to them in accordance with these Rules, or the failure by the Compensation Committee to exercise any such discretion, even if such exercise or failure to exercise constitutes a breach of contract by the Company or any other Group Company which employs the Eligible Employee or Optionholder or a breach of any other duty owed by the Company or any other Group Company or gives rise to any other claim whatsoever; and

(c)                                  if an Eligible Person or Optionholder shall cease to be employed within, or to provide consultancy services to, the Group for any reason whatsoever, including (in the case of an Employees) as a result of being wrongfully or unfairly dismissed, he shall not be entitled, and by accepting an Option he shall be deemed to have waived any possible entitlement, to any sum or benefit to compensate him for any loss or curtailment of any right or benefit accrued or in prospect under the Plan, and no such loss or curtailment shall form part of any claim for damages for breach of any contract of employment or for the provision of consultancy services of any Eligible Person or

Optionholder or compensation for unfair or wrongful dismissal or any other claim whatsoever.

15                                  ADMINISTRATION

15.1                        The Plan shall be administered by the Compensation Committee whose decision on all disputes shall be final.

15.2                        The Company shall at all times keep available sufficient authorised and unissued shares, or will ensure that sufficient shares will be available, to satisfy the exercise to the full extent still possible all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the company to issue unissued shares.

15.3                        For the purposes of operating the Plan the Company and other relevant Group Companies will collect and process information relating to Eligible Persons and Optionholders in accordance with the privacy notice which is available from the Company’s secretary and, in the case of Eligible Persons and Optionholders in the European Union, the EU General Data Protection Regulation of 25 May 2018.

15.4                        Any notice or other communication under or in connection with this Plan may be given by the Company either personally or by post and to the company either personally or by post to the secretary. Items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.

15.5                        This Plan shall terminate on the tenth anniversary of the date of its adoption or at any earlier time by resolution of the Compensation Committee. Termination of the Plan shall be without prejudice to the subsisting rights of Optionholders and any other relevant persons.

16                                  THIRD PARTY RIGHTS

A person who is not a party to any Option granted under this Plan shall not have any rights under or in connection with that Option as a result of the Contract (Rights of Third Parties) Act 1999 except where such rights under any provision of the Plan in relation to any Employer Company of the Optionholder which is not a party to the Option.

17                                  GOVERNING LAW AND JURISDICTION

This Plan is governed by and shall be construed in accordance with the laws of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any claim or dispute arising out of it.

18                                  TRADING POLICY RESTRICTIONS

Option exercises under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

19                                  CLAWBACK POLICY

Shares subject to Options under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.